Exhibit 10.1

SIXTH AMENDMENT
TO LIMITED FORBEARANCE AGREEMENT

SIXTH AMENDMENT TO LIMITED FORBEARANCE AGREEMENT (this “Amendment”), dated as of September 11, 2019 (the “Amendment Effective Date”), to the Limited Forbearance Agreement, dated as of May 9, 2019 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Forbearance Agreement”), among APPROACH RESOURCES INC., a Delaware corporation, as the Borrower (the “Borrower”), each Guarantor (as such term is defined in the Credit Agreement referenced below) (the Borrower, together with each Guarantor, collectively, the “Credit Parties”), the lenders party to this Amendment (collectively, the “Consenting Lenders”), the Issuing Bank and JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for itself and the other Secured Parties (in such capacity, the “Administrative Agent”).

WHEREAS, the Credit Parties, the Administrative Agent and the financial institutions named therein as lenders (the “Lenders”) are parties to that certain Amended and Restated Credit Agreement, dated as of May 7, 2014 (as heretofore amended, restated, amended and restated, or otherwise modified, the “Credit Agreement”), pursuant to which the Lenders agreed to make Loans and provide certain other financial accommodations to the Borrower;

WHEREAS, the Credit Parties have requested that the Administrative Agent and the Lenders amend the Forbearance Agreement as set forth herein; and

WHEREAS, the Administrative Agent and the Consenting Lenders, which constitute at least the Majority Lenders, are willing to amend the Forbearance Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Definitions.  All terms used herein that are defined in the Forbearance Agreement and not otherwise defined herein shall have the meanings assigned to them in the Forbearance Agreement.

2.Amendments to Forbearance Agreement.  The Forbearance Agreement is hereby amended as follows:

(a)The definition of “Borrower Advisor” set forth in Section 1 of the Forbearance Agreement is hereby replaced with the following definition:

“Borrower Advisors” means collectively, Perella Weinberg Partners LP (together with its affiliate Tudor Pickering Holt & Co Advisors LP, “PWP”), and Alvarez & Marsal North America LLC.

(b)Section 1 of the Forbearance Agreement is hereby amended by adding the following definition in the appropriate alphabetical order:

“Forbearance Sixth Amendment Effective Date” means September 11, 2019.”

(c)The definition of “Forbearance Termination Date” set forth in Section 1 of the Forbearance Agreement is hereby amended by replacing the date “September 11, 2019” contained therein with “October 3, 2019”.

(d)The definition of “Forbearance Termination Event” set forth in Section 1 of the Forbearance Agreement is hereby amended by replacing “Section 5.1 or 5.5” contained therein with “Section 5”.

(e)Section 2.2 of the Forbearance Agreement is hereby amended by deleting the last sentence thereof and adding the following proviso to the penultimate sentence which shall read as follows:

; provided, that all Loans shall automatically bear interest at the default rate equal to a rate per annum of two percent (2%) plus the interest rate applicable to ABR Borrowings set forth in Section 3.02(a) of the Credit Agreement (but in no event shall such rate exceed the Highest Lawful Rate) upon the earlier to occur of (a) the date on which an Event of Default occurs due to the failure of the Borrower to make any payment of interest on the Loans when due and (b) the occurrence of an Event of Default of the type described in Section 10.01(h), Section 10.01(i) or Section 10.01(j) of the Credit Agreement.

(f)Section 5.1(b) and Section 5.2 of the Forbearance Agreement is hereby amended by replacing the word “Advisor” contained in each such section with “Advisors”.

(g)Section 5 of the Forbearance Agreement is hereby amended by adding the following Sections 5.6 and 5.7 which shall read in full as follows:

5.6Borrower Advisors.  As of the Forbearance Sixth Amendment Effective Date, the Credit Parties (or, in the case of PWP, a special committee of the board of directors of Borrower (the “Committee”)) have retained each of the Borrower Advisors.  The Credit Parties (or, in the case of PWP, the Committee) shall continue to retain each Borrower Advisor at all times on the terms and conditions as in effect as of the Forbearance Sixth Amendment Effective Date or any modifications thereto acceptable to Borrower and the Administrative Agent.

5.7Post-Closing Covenant.  Information.

1.Within five (5) Business Days of written request (or such later time as is approved in writing by the Administrative Agent in its sole discretion), the Credit Parties will provide the Administrative Agent with such information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary (including any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA), or compliance with the terms of the Credit

Agreement or any other Loan Document, as the Administrative Agent may reasonably request.

2.The Credit Parties will provide the Administrative Agent within five (5) Business Days of receipt or preparation all transactional documentation, including, without limitation, but subject to any express confidentiality or similar restrictions contained in any such documentation received from any third party and not binding on the Credit Parties, (i) letters of intent or offers to purchase, lease or license any portion, all, or substantially all of the assets or ownership interests of the Credit Parties and (ii) letters of intent or commitments for any capital investment, loan or other financing in or to the Credit Parties.

3.The Credit Parties and its Advisors shall hold a telephone conference no less often than once per week to advise Administrative Agent and its professionals on the status of the Credit Parties’ restructuring efforts and other status updates.

3.Additional Specified Defaults.  The Forbearance Agreement is hereby amended by amending and restating Recital Paragraph C thereof to read in its entirety as follows:

The Credit Parties acknowledge that (i) an Event of Default under Section 10.01(d) of the Credit Agreement has occurred and is continuing on account of the failure by the Borrower to maintain a ratio of EBITDAX for the four fiscal quarter period ending March 31, 2019 to Interest Expense for such period of not less than 2.25 to 1.00 as required by Section 9.01(a) of the Credit Agreement, (ii) an Event of Default under Section 10.01(d) of the Credit Agreement has occurred and is continuing on account of the failure by the Borrower to maintain a Total Leverage Ratio for the fiscal quarter ended March 31, 2019 of less than 5.00 to 1.00 as required by Section 9.01(c) of the Credit Agreement, (iii) an Event of Default under Section 10.01(d) of the Credit Agreement may occur on account of the failure by the Borrower to maintain a ratio of EBITDAX for the four fiscal quarter period ending June 30, 2019 to Interest Expense for such period of not less than 2.25 to 1.00 as required by Section 9.01(a) of the Credit Agreement, (iv) an Event of Default under Section 10.01(d) of the Credit Agreement may occur on account of the failure by the Borrower to maintain a Total Leverage Ratio for the fiscal quarter ended June 30, 2019 of less than 5.00 to 1.00 as required by Section 9.01(c) of the Credit Agreement, (v) an Event of Default under Section 10.01(d) of the Credit Agreement may occur on account of the failure by the Borrower to maintain, as of the last day of the fiscal quarter ended June 30, 2019, its ratio of (x) consolidated current assets of the Borrower and its Consolidated Restricted Subsidiaries to (y) consolidated current liabilities of the Borrower and its Consolidated Restricted Subsidiaries of less than 1.0 to 1.0 as required by Section 9.01(b) of the Credit Agreement, (vi) an Event of Default under Section 10.01(b) may occur on account of the failure by the Borrower to make the interest payment due on September 16, 2019, (vii) an Event of Default under Section 10.01(b) may occur on account of the failure by the Borrower to make the interest payment due on September 30, 2019,  and (viii) an

Event of Default under Section 10.01(d) may occur on account of the failure by the Borrower to deliver notice as required by Section 8.02(a) of the Credit Agreement with respect to the Events of Default described in the foregoing clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) (clauses (i), (ii), (iii), (iv), (v) (vi), (vii) and (viii), collectively, the “Specified Defaults”).

4.Condition to Effectiveness.  This Amendment shall become effective upon receipt by the Administrative Agent of counterparts to this Amendment duly executed by the Administrative Agent, the Credit Parties, the Issuing Bank and Lenders constituting Majority Lenders.

5.Amendment.  The provisions of this Amendment may be amended or waived only by an instrument in writing signed by the Credit Parties, the Administrative Agent and the Majority Lenders.

6.Lender Direction.  Each Consenting Lender hereby directs and authorizes the Administrative Agent to enter into this Amendment.

7.NO CLAIMS; RELEASE; COVENANT NOT TO SUE.  EACH CREDIT PARTY (IN ITS OWN RIGHT AND ON BEHALF OF ITS PREDECESSORS, SUCCESSORS AND ASSIGNS) HEREBY EXPRESSLY AND UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT, AS OF THE DATE HEREOF, IT HAS NO SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, DEFENSES, CLAIMS, CAUSES OF ACTION, ACTIONS OR DAMAGES OF ANY CHARACTER OR NATURE, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT, OR INDIRECT, AGAINST ADMINISTRATIVE Agent, any lender, THE ISSUING BANK, ANY OF their AFFILIATES OR ANY OF their OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS, consultants to attorneys OR REPRESENTATIVES OR ANY OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS OR ASSIGNS (COLLECTIVELY, THE “LENDER-RELATED PARTIES”), in each case which existed, arose or occurred at any time prior to the DATE HEREOF OR ANY GROUNDS OR CAUSE FOR REDUCTION, MODIFICATION, SET ASIDE OR SUBORDINATION OF THE SECURED Indebtedness OR ANY LIENS OR SECURITY INTERESTS OF ADMINISTRATIVE AGENT.  IN PARTIAL CONSIDERATION FOR THE AGREEMENT OF THE ADMINISTRATIVE AGENT, the CONSENTING LENDERs AND THE ISSUING BANK TO ENTER INTO THIS AMENDMENT, EACH CREDIT PARTY HEREBY KNOWINGLY AND UNCONDITIONALLY WAIVES AND FULLY AND FINALLY RELEASES AND FOREVER DISCHARGES THE LENDER-RELATED PARTIES FROM, and covenants not to sue the Lender-related parties for, ANY AND ALL SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, CLAIMS, DEMANDS, CAUSES OF ACTION, ACTIONS, GROUNDS, CAUSES, DAMAGES, REMEDIES, COSTS AND EXPENSES OF EVERY NATURE AND CHARACTER, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN,

ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT OR INDIRECT, ARISING OUT OF OR FROM OR RELATED TO ANY LAW, STATUTE, RULE, REGULATION, OR ANY OF THE LOAN DOCUMENTS, WHETHER AT LAW, IN EQUITY, OR OTHERWISE, WHICH any CREDIT PArTY OWNS AND HOLDS as of the date hereof, OR HAS AT ANY TIME prior to the date hereof OWNED OR HELD, SUCH WAIVER, RELEASE, DISCHARGE, AND COVENANT NOT TO SUE IS BEING MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECTS OF SUCH WAIVER, RELEASE AND DISCHARGE AND AFTER HAVING CONSULTED LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT THERETO.  THIS SECTION IS IN ADDITION TO ANY OTHER RELEASE, INDEMNITY, COVENANT NOT TO SUE AND WAIVER OF ANY OF THE LENDER-RELATED PARTIES BY ANY CREDIT PARTY AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, INDEMNITY, COVENANT NOT TO SUE, OR WAIVER BY ANY CREDIT PARTY IN FAVOR OF ANY OF THE LENDER-RELATED PARTIES, IT BEING THE INTENT OF THE CREDIT PARTIES THAT THIS RELEASE, COVENANT NOT TO SUE AND WAIVER BE AS BROAD AND INCLUSIVE AS PERMITTED BY APPLICABLE LAW.

8.Miscellaneous.  The provisions of Sections 12, 14, 15, 17 and 19 through 26 of the Forbearance Agreement are hereby incorporated into this Amendment by reference, mutatis mutandis.  Except as amended herein, the Forbearance Agreement shall remain in full force and effect on a cumulative basis in accordance with its terms.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWER:	APPROACH RESOURCES INC.,

a Delaware corporation

By:/s/ Sergei Krylov

Name:Sergei Krylov

Title:  Chief Executive Officer

GUARANTORS:	APPROACH OPERATING, LLC,

a Delaware limited liability company

By:/s/ Sergei Krylov

Name:Sergei Krylov

Title:  Chief Executive Officer

APPROACH RESOURCES I, LP,

a Texas limited partnership

By:/s/ Sergei Krylov

Name:Sergei Krylov

Title:  Chief Executive Officer

APPROACH OIL & GAS INC.,

a Delaware corporation

By:/s/ Sergei Krylov

Name:Sergei Krylov

Title:  Chief Executive Officer

APPROACH DELAWARE, LLC,

a Delaware limited liability company

By:/s/ Sergei Krylov

Name:Sergei Krylov

Title:  Chief Executive Officer

APPROACH SERVICES, LLC,

a Delaware limited liability company

By:/s/ Sergei Krylov

Name:Sergei Krylov

Title:  Chief Executive Officer

APPROACH MIDSTREAM HOLDINGS LLC,

a Delaware limited liability company

By:/s/ Sergei Krylov

Name:Sergei Krylov

Title:  Chief Executive Officer

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A., as Administrative Agent, an Issuing Bank, and a Lender

By:/s/ David Morris

Name:David Morris

Title:Authorized Officer

CONSENTING LENDERS:	KEYBANK NATIONAL ASSOCIATION,

as a Lender

By:/s/ Dale Conder

Name:Dale Conder

Title:SVP

HANCOCK WHITNEY BANK,

as a Lender

By:/s/ Eric K. Sander

Name:Eric K. Sander

Title:Vice President

ROYAL BANK OF CANADA,

as a Lender

By:/s/ Leslie P. Vowell

Name:Leslie P. Vowell

Title:Authorized Signatory